THIRD AMENDED AND RESTATED

                                 CODE OF ETHICS

                                       OF

                         PZENA INVESTMENT MANAGEMENT LLC


     This Third Amended and Restated Code of Ethics (herein, "the Code," "this Code" or "this Code of Ethics") has been adopted as of January 1, 2003, and further amended as of October 1, 2003, June 1, 2004, February 1, 2005, by Pzena Investment Management LLC, formerly known as RS Pzena Investment Management, L.L.C. (the "Adviser"), a registered investment adviser to separately managed advisory accounts including the registered investment companies from time to time identified on Schedule A hereto (the "Funds"), in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") , Rule 204A-1 and Rule 204-2 of the Investment Advisers Act of 1940, as amended (hereinafter Rule 17j-1, Rule 204A-1 and Rule 204-2 shall be collectively referred to as the "Rules"). This Code of Ethics is designed to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Funds and the Adviser's other advisory accounts may breach their fiduciary duties, and to avoid and regulate situations which may give rise to conflicts of interest which the Rules address.

     This Code is based on the principle that the Adviser and its affiliates owe a fiduciary duty to, among others, shareholders of the Funds, to conduct their personal securities transactions in a manner which does not interfere with Funds' transactions or otherwise take unfair advantage of their relationship to the Funds. The fiduciary principles that govern personal investment activities reflect, at a minimum, the following: (1) the duty at all times to place the interests of shareholders first; (2) the requirement that all personal securities transactions be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; (3) the fundamental standard that investment personnel should not take inappropriate advantage of their positions; and (4) the requirement that investment personnel comply with applicable federal securities laws.

     Honesty and integrity are required of the Adviser and its employees at all times. The standards herein should be viewed as the minimum requirements for conduct. All employees of the Adviser are encouraged and expected to go above and beyond the standards outlined in this Code in order to provide clients with top level service while adhering to the highest ethical standards.

     1. Purpose. The purpose of this Code is to provide regulations and procedures consistent with the 1940 Act and the Rules. As required by Rule 204A-1, the Code sets forth standards of conduct, requires compliance with the federal securities laws and addresses personal trading. In addition, the Code is designed to give effect to the general prohibitions set forth in Rule 17j-1(b), to wit:

          "It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by the Fund:

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          (a) To employ any device, scheme or artifice to defraud the Fund;

          (b) To make any untrue statement of a material fact to the Fund or omit to state to a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

          (c) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Fund; or

          (d) To engage in any manipulative practice with respect to the Fund.

     2. Access Person Provisions. All Access Persons (as defined below) covered by this Code are required to file reports of their Personal Securities Transactions (as defined below), excluding exempted securities, as provided in
Section 9 below and, if they wish to trade in the same securities as any of the Funds or the Adviser's other advisory accounts, must comply with the specific procedures in effect for such transactions.

     The reports of Access Persons will be reviewed and compared with the activities of the Funds and the Adviser's other advisory accounts and, if a pattern emerges that indicates abusive trading or noncompliance with applicable procedures, the matter will be referred to the CCO who will make appropriate inquiries and decide what action, if any, is then appropriate, including escalation to the Adviser's Executive Committee.

     3. Implementation. In order to implement this Code of Ethics, a Chief Compliance Officer and one or more alternate Compliance Officers (each an "Alternate") shall be designated from time to time for the Adviser. The current Chief Compliance Officer is Joan Berger; the Alternates are Amelia C. Jones and Michelle C. Houck.

          The duties of the Chief Compliance Officer, and each Alternate shall include:

          (a) Continuous maintenance of a current list of the names of all Access Persons with a description of their title or employment and updating Schedule B of this Code of Ethics;

          (b) Furnishing all Access Persons with a copy of this Code of Ethics, and initially and periodically informing them of their duties and obligations thereunder;

          (c) Training and educating Access Persons regarding this Code of Ethics and their responsibilities hereunder;

          (d) Maintaining, or supervising the maintenance of, all records required by this Code of Ethics;

          (e) Maintaining a list of the Funds which the Adviser advises and updating Schedule A of this Code of Ethics;

          (f) Determining with the assistance of an Approving Officer whether any particular securities transaction should be exempted pursuant to the provisions of Section 5 or 6 of this Code of Ethics;

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          (g)  Determining  with the assistance of an Approving  Officer whether
          special   circumstances   warrant  that  any  particular  security  or
          securities transaction be temporarily or permanently restricted or prohibited;

          (h) Maintaining, from time to time as appropriate, a current list of the securities which are restricted or prohibited pursuant to (g) above;

          (i) Issuing, either personally or with the assistance of counsel as may be appropriate, any interpretation of this Code of Ethics which may appear consistent with the objectives of the Rules and this Code of Ethics;

          (j) Conducting such inspections or investigations as shall reasonably be required to detect and report any apparent violations of this Code of Ethics to the Adviser;

          (k) Submitting periodic reports to the Executive Committee of the Adviser containing: (i) a description of any violation and the sanction imposed; (ii) a description of any transactions which suggest the possibility of a violation; (iii) interpretations issued by and any exemptions or waivers found appropriate by the Chief Compliance Officer; and (iv) any other significant information concerning the appropriateness of this Code of Ethics; and

          (l) Submitting a report at least annually to the Executive Committee of the Adviser which: (i) summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year; (ii) identifies any violations requiring significant remedial action during the past year; (iii) identifies any recommended changes in existing restrictions or procedures based upon experience under this Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and (iv) reports of efforts made with respect to the implementation of this Code of Ethics through orientation and training programs and on-going reminders.

     4. Definitions. For purposes of the Code of Ethics:

          (a) "Access Person" means any manager, director, executive officer, Advisory Person (as defined below) or Investment Person (as defined below) of Adviser who shall from time to time be identified on
          Schedule B hereto; but does not include clerical, secretarial or solely administrative personnel, other than administrative assistants to any Investment Person. As determined by the Chief Compliance Officer on a case by case basis as the circumstances may from time to time require, Access Persons may also include clerical, secretarial or solely administrative personnel, consultants, subtenants, office occupants or other persons if the services they are performing for the Adviser and/or the space they are occupying within Adviser's offices does or could cause such persons to have access to non-public information about client securities transactions, portfolio recommendations or holdings.

          (b) "Advisory Person" means

          (i) any non-executive permanent employee of the Adviser or of any Company in a Control Relationship with the Adviser, who, in connection with his or her regular functions or duties, actively participates in the investment activities of the Funds and the Adviser's other

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          advisory accounts, including without limitation, employees who execute trades and otherwise place and process orders for the purchase or sale of a Security, employees who make recommendations with respect to the purchase and sale of Securities, and research analysts who investigate
          potential   investments  ;  but  excluding,   marketing  and  investor
          relations personnel, financial, compliance, accounting and operational personnel, and all clerical, secretarial or solely administrative personnel; and

          (ii) any natural person in a Control Relationship with the Adviser who obtains information concerning current recommendations made to the Funds and the Adviser's other advisory accounts with regard to the purchase or sale of a Security.

          For purposes of this Code of Ethics, it is understood and agreed that a person does not become an Advisory Person or an Access Person simply by virtue of the following:

          o Normally assisting in the preparation of public reports or receiving
          public   reports,   but  not  receiving   information   about  current
          recommendations or trading; or

          o A single instance of obtaining knowledge of current recommendations or trading activity, or infrequently or inadvertently obtaining such knowledge.

          (c) "Approving Officer" means Richard S. Pzena, John Goetz, Rama Krishna, or Michael Peterson.

          (d) A security is "being considered for purchase or sale" when, subject to PIM's systematic buy/sell discipline as described in its ADV and client and prospect presentations, (i) a recommendation to purchase or sell that security has been made by the Adviser to a Fund and/or the Adviser's other advisory accounts (e.g., the Portfolio Manager has instructed Portfolio Administration to begin working up orders) or (ii) the Portfolio Manager is seriously considering making such a recommendation.

          (e) "Beneficial Ownership" shall mean any interest by which an Access Person or any member of such Access Person's immediate family (i.e., spouse, child or stepchild, parent, sibling or other relative by blood or marriage living in the same household as the Access Person) , can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a Security. Without limiting the foregoing, the term "Beneficial Ownership" also shall be interpreted with reference to the definition of Beneficial Ownership contained in the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, as such provisions may be interpreted by the Securities and Exchange Commission ("SEC"). Thus, an Advisory Person or Access Person may be deemed to have beneficial ownership of Securities held in accounts in such person's own name, such person's spouses name, and in all other accounts over which such person does or could be presumed to exercise investment decision-making powers, or other influence or control, including, trust accounts, partnership accounts, corporate accounts or

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          other joint ownership or pooling arrangements.; provided however, that with respect to spouses, an Access Person shall no longer be deemed to have beneficial ownership of any accounts not held jointly with his or her spouse if the Access Person and the spouse are legally separated or divorced and are not living in the same household.

          (f) Intentionally omitted.

          (g) "Company" means a corporation, partnership, an association, a joint stock company, a trust, a limited liability company, a limited liability partnership, a fund, or any organized group of persons whether incorporated or not; or any receiver, trustee or similar official or any liquidating agent for any of the foregoing, in his capacity as such.

          (h) "Control Relationship" means the power to exercise a controlling influence over the management or policies of a Company, unless such power is solely the result of an official position. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting Securities of a Company shall be presumed to control such Company. Any person who does not so own more than 25 per centum of the voting Securities of any Company shall be presumed not to control such Company.

          (i) "Exempt Transactions" means the transactions described in Section 7 hereof.

          (j) "Investment Person" means any personnel of the Adviser who in connection with their regular duties, actively make purchase, sale and other investment decisions for the Funds and/or Adviser's other advisory clients with respect to a Security, including, without limitation, Richard S. Pzena, John Goetz, the portfolio managers for each of Adviser's products, and the trader and research analyst who are directly responsible for the Security.

          (k) "Personal Security Transaction" means, for any Access Person, a purchase or sale of a Security in which such Access Person has, had, or will acquire a Beneficial Ownership.

          (l) "Purchase and Sale of a Security" includes, inter alia, the writing of an option to purchase or sell a Security. In addition, the "sale of a Security" also includes the disposition by an Access Person of that security by donation or gift. On the other hand, the acquisition by an Access Person of a security by inheritance or gift is not treated as a "purchase" of that Security under this Code as it is an involuntary purchase or sale that is an Exempt Transaction under
          Section  7(b)  below.

          (m) "Security" shall mean any common stock, preferred stock, treasury stock, note, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security (including a certificate of deposit) or on any group of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "Security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

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     5.  Conflicts of Interest.  As a fiduciary,  the Adviser has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interest of its clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client. Access Persons must try to avoid situations that have even the appearance of conflict or impropriety.

          (a) Conflicts of interest may arise where the Adviser or its Access Persons have reason to favor the interests of one client over another client. Favoritism of one client over another client constitutes a breach of fiduciary duty.

          (b) Access Persons are prohibited from using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities. Conflicts raised by personal securities transactions also are addressed more specifically in Sections 6 and 7 below.

          (c) If the Adviser determines that an Access Person's beneficial ownership of a Security presents a material conflict, the Access Person may be restricted from participating in any decision-making process regarding the Security. This may be particularly true in the case of proxy voting and Access Persons are expected to refer to and strictly adhere to the Adviser's Proxy Voting policies and procedures in this regard.

          (d) Access Persons are required to act in the best interests of the Adviser's clients regarding execution and other costs paid by clients for brokerage services. Access Persons are expected to refer to and strictly adhere to the Adviser's Best Execution and Brokerage policies and procedures.

          (e) Access Persons are not permitted to knowingly sell to or purchase from a client any security or other property, except Securities issued by the client.

          (f) Access Persons are prohibited from trading, either personally or on behalf of others, while in possession of material, nonpublic information. The Adviser's Insider Trading Policy is hereby incorporated by reference and Access Persons are required to comply with the provisions therein.

     6. Prohibited Transactions.

          (a) No Access Person, including an Investment Person, or any member of such person's immediate family, can enter into a Personal Security Transaction with actual knowledge that, at the same time, such Security is "being considered for purchase or sale" by the Funds/and or other advisory accounts of the Adviser, or that such Security is the subject of an outstanding purchase or sale order by the Funds/and or other advisory accounts of the Adviser except as provided in
          Section 7 below;

          (b) Except under the circumstances described in Section 6 hereof, no Access Person, including an Investment Person, or any member of such person's immediate family, shall purchase or sell any Security within

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          five (5)  business  days before or after the  purchase or sale of that
          Security by the Funds/and or other advisory accounts of the Adviser;

          (c) No Access Person, including an Investment Person, shall be permitted to effect a short term trade (i.e. to purchase and subsequently sell within 60 calendar days, or to sell and subsequently purchase within 60 calendar days) of securities which (i) are issued by a mutual fund which is advised or subadvised by Adviser (i.e., one of the Funds), or (ii) are the same (or equivalent) Securities purchased or sold by or on behalf of the Funds/and or other advisory accounts of the Adviser unless and until the Funds/and or other advisory accounts of the Adviser have effected a transaction which is the same as the Access Person's contemplated transaction;

          (d) No Access Person, including an Investment Person, is permitted to enter into a Personal Security Transaction for any Security which is named on a restricted list;

          (e) No Access Person, including an Investment Person, or any member of such person's immediate family, shall purchase any Security in an Initial Public Offering;

          (f) No Access Person, including an Investment Person, shall, without the express prior approval of the Chief Compliance Officer, acquire any Security in a private placement, and if a private placement Security is acquired, such Access Person must disclose that investment when he/she becomes aware of the Adviser's subsequent consideration of any investment in that issuer, and in such circumstances, an independent review shall be conducted by the Chief Compliance Officer;

          (g) No Access Person, including an Investment Person, shall accept any gifts or anything else of more than a de minimis value from any person or entity that does business with or on behalf of Adviser or any of the Funds/and or other advisory accounts of the Adviser. For purposes hereof, "de minimis value" shall mean a value of less than $100, or such higher amount as may be set forth in NASD Conduct Rule 3060 from time to time. Furthermore, all gifts to consultants and other decision-makers for client accounts must be reasonable in value and must be pre-approved by the Managing Principal, Marketing and Client Services and the Chief Compliance Officer before distribution;

          (h) No Access Person, including an Investment Person, may make political contributions for the purpose of obtaining or retaining advisory contracts with government entities. In addition, no Access Person, including an Investment Person, may consider the Adviser's current or or anticipated business relationships as a factor in soliciting political or charitable contributions; and

          (i) No Access Person, including an Investment Person, may serve on the Board of Directors or Trustees of a publicly-traded corporation or business entity without the prior written approval of the Chief Compliance Officer. Prior written approval of the Chief Compliance Officer is also required in the following two (2) additional scenarios:

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          o  Advisory  Committee  positions  of any  business  entity  where the members of the committee have the ability or authority to affect or influence the selection of investment managers or the selection of the investment of the entity's operating, endowment, pension or other funds.

          o  Positions  on the  Board of  Directors,  Trustees  or any  Advisory
          Committee of a PIM client or any potential client who is actively considering engaging PIM's investment advisory services.

     7. Access Person Trading  Exceptions.  Notwithstanding  the prohibitions of
Section 5 hereof, an Access Person is permitted to purchase or sell any Security within five (5) business days of the purchase or sale of that Security by the Funds/and or other advisory accounts of the Adviser if:

          (a) the purchase or sale of the Security by the Access Person is not contrary to the purchase or sale of the Security by the Funds/and or other advisory accounts of the Adviser (e.g., the sale of a Security after a Funds/and or other advisory accounts of the Adviser purchases the Security); and

          (b) the purchase or sale of the Security is grouped together with the purchase or sale of the Security for the Adviser's managed accounts, including the Funds, that are purchasing or selling the Security; or

          (c) the purchase or sale of the Security is approved or allocated to the Access Person's account only after the Adviser's managed accounts, including the Funds, have each received their full allocation of the Security purchased or sold on that day.

     In addition, if the Access Person's transaction is contrary to the purchase or sale of the Security by the Funds/and or other advisory accounts of the Adviser (e.g., the Access Person wants to buy a Security the Funds or other advisory accounts are selling or trimming), the Access Person may still enter into the transaction if, and only if, the Access Person's transaction meets the following criteria: (a) the Access Person is not an Investment Person, a person in a Control Relationship with the Adviser, or the analyst or trader who is directly responsible for the Security which is the subject of the transaction,
(b) the number of shares involved in the Access Person's transaction is not greater than the average daily trading volume of such Security for the immediately preceding five days and is not likely to materially effect the price of such Security, and (c) the Adviser's Chief Executive Officer (Rich Pzena) has approved the trade in advance by signing the Securities Transaction Preclearance Request Form with respect to such transaction;

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     8.  Exempt  Transactions.   Neither  the  prohibitions  nor  the  reporting
requirements of this Code shall apply to:

          (a) Purchases or sales of Securities of a mutual fund, index fund, money market fund or other registered investment company which is not advised or subadvised by Adviser;

          (b) Purchases or sales of Securities for an account over which an Access Person has no direct control and does not exercise indirect control e.g. an account managed on a fully discretionary basis by a third party;

          (c) Involuntary purchases or sales made by an Access Person;

          (d) Purchases which are part of an automatic dividend reinvestment plan;

          (e) Purchases which are part of an automatic investment plan, except that any transactions that override the preset schedule of allocations of the automatic investment plan must be reported in a quarterly transaction report;

          (f) Purchases or sales of direct obligations of the Government of the United States;

          (g) Purchases or sales of money market instruments, such as bankers acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments;

          (h) Purchases or sales of units in a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds;

          (i) Purchases of securities resulting solely from the funding by Adviser of the Access Person's Pzena SEP IRA; or

          (j) Purchases resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of securities of such issuer and the sale of such rights.

     9. Pre-Clearance Requirement.

          (a) Unless an exception is granted by the Chief Compliance Officer after consultation with and approval by the Company's Executive Committee, each Access Person must obtain preclearance of any Personal Security Transaction from an Approving Officer. Pre-clearance must be obtained by completing, signing and submitting to the Chief Compliance Officer a Securities Transaction Preclearance Request Form (a copy of which is attached to this Code of Ethics) supplied by the Adviser and obtaining the signature of an Approving Officer and/or the Chief Executive Officer, as applicable;

          (b) All pre-cleared Personal Securities Transactions must take place on the same day that the clearance is obtained. If the transaction is not completed on the date of clearance, a new clearance must be obtained, including one for any uncompleted portion. Post-approval is not permitted under this Code of Ethics. If it is determined that a

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

          trade  was  completed  before  approval  was  obtained,   it  will  be
          considered a violation of this Code of Ethics; and

          (c) In addition to the restrictions contained in Section 5 hereof, an Approving Officer or the CCO may refuse to grant clearance of a Personal Securities Transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, an Approving Officer or the CCO will consider the following factors in determining whether or not to clear a proposed transaction:

               (i) whether an amount or the nature of the transaction or person making it is likely to effect the price or market of the security; and

               (ii) whether the individual making the proposed purchase or sale is likely to receive a disproportionate benefit from purchases or sales being made or considered on behalf of any of the Funds or other advisory clients of the Adviser.

The preclearance requirement does not apply to Exempt Transactions. In case of doubt, the Access Person may present a Securities Transaction Preclearance Request Form to the Chief Compliance Officer, indicating thereon that he or she disclaims any Beneficial Ownership in the securities included.

     10. Reporting Requirements. No later than 10 days after becoming an Access Person, each individual shall provide a listing of all securities directly or indirectly beneficially owned by the Access Person on the form provided as Attachment A (an "Initial Holdings Report"). The information in the Initial Holdings Report must be current as of a date no more than 45 days prior to the date the person became an Access Person. The Initial Holdings Report should be furnished to the CCO, Alternate or any other person whom PIM designates.
Thereafter:

          (a) All Access Persons must direct their brokers and/or affiliated mutual fund custodians to supply the Chief Compliance Officer on a timely basis, with duplicate copies of confirmations of all Personal Securities Transactions and duplicate monthly or quarterly statements for all Personal Securities Accounts as are customarily provided by the firms maintaining such accounts.;

          (b) Such duplicate statements and confirmations must contain the following information (as applicable):

               (i) The date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

               (ii) Title, and as applicable the exchange ticker symbol or CUSIP number (if any), interest rate and maturity date, number of shares and, principal amount of each security and the price at which the transaction was effected;

               (iii) The name of the broker, dealer or bank with or through whom the transaction was effected; and

               (iv) The date of issuance of the duplicate statements and confirmations.

          (c) No later than 30 days after each calendar quarter, all Access Persons covered by this Code shall provide quarterly transaction reports in the form attached as Attachment C confirming that they have disclosed or reported all Personal Securities Transactions and holdings required to be disclosed or reported pursuant hereto for the previous quarter.

          (d) On a date to be selected by the CCO, all Access Persons shall provide annual holdings reports listing all securities directly or indirectly beneficially owned on the form provided as Attachment B by the Access Person (the "Annual Holdings Report"). The information contained in the Annual Holdings Report shall be current as of a date no more than 45 days prior to the date the report is submitted.

          (e) Any statement, confirmation or report submitted in accordance with this Section 10 may, at the request of the Access Person submitting the report, contain a statement that it is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership in any Security to which the report relates;

          (f) All Access Persons shall certify in writing annually, that they have read and understand this Code of Ethics and have complied with the requirements hereof and that they have disclosed or reported all Personal Securities Transactions and holdings required to be disclosed or reported pursuant hereto.

          (g) The Chief Compliance Officer shall retain a separate file for each Access Person which shall contain the monthly account statements duplicate confirmations, quarterly and annual reports listed above and all Securities Transaction Preclearance Forms whether approved or denied.

          (h) With respect to gifts, all Access Persons shall promptly report on a form designated by the Chief Compliance Officer the nature of such gift, the date received, its approximate value, the giver and the giver's relationship to Pzena Investment Management.

     11. Review. All preclearance requests, confirmation statements and reports of Personal Securities Transactions and completed portfolio transactions of each of the Funds and of all other advisory clients of the Adviser shall be compared by or under the supervision of the Chief Compliance Officer to determine whether a possible violation of this Code of Ethics and/or other applicable trading procedures may have occurred. Before making any final determination that a violation has been committed by any person, the Chief Compliance Officer shall give such person an opportunity to supply additional explanatory material.

     If the Chief Compliance Officer or Alternate determines that a violation of the Code of Ethics has or may have occurred, he or she shall, following consultation with counsel to the Adviser, if needed, submit a written determination, and any additional explanatory material provided by the individual, to the Executive Committee of the Adviser.

     No person shall review his or her own report. If a securities transaction of the Chief Compliance Officer or the Chief Compliance Officers spouse is under consideration, an Alternate shall act in all respects in the manner prescribed herein for the Chief Compliance Officer.

     12. Reporting Violations. Any violations of this Code including violations of applicable federal securities laws, whether actual, known, apparent or suspected, should be reported promptly to the CCO or to any other person the

Adviser may designate (as long as the CCO periodically receives reports of all violations). Any such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Any such reports may also be submitted anonymously. Access Persons are encouraged to consult the CCO with respect to any transaction which may violate this Code and to refrain from any action or transaction which might lead to the appearance of a violation. Any retaliation against an individual who reports a violation is prohibited and constitutes a further violation of this Code.

     13. Background Checks. Access Persons, including Investment Persons, are required to promptly report any criminal, regulatory or governmental investigations or convictions to which they become subject. Each Access Person, including Investment Persons, is required to promptly complete and return any background questionnaires which the Adviser's Compliance Department may circulate.

     14. Sanctions. Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the CCO as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics, and may include suspension or termination of employment or of trading privileges, the rescission of trades, a written censure, imposition of fines or of restrictions on the number or type of providers of personal accounts; and/or requiring restitution of an amount equal to the difference between the price paid or received by the Adviser's clients and the more advantageous price paid or received by the offending person.

     15. Required Records. The Chief Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

          (a) A copy of any Code of Ethics that has been in effect at any time during the past five (5) years;

          (b) A record of any violation of the Code of Ethics and any action taken as a result of such violation for five (5) years from the end of the fiscal year in which the violation occured;

          (c) A copy of each report made by the Chief Compliance Officer within two years (2) from the end of the fiscal year of the Adviser in which such report or interpretation is made or issued (and for an additional three (3) years in a place which need not be easily accessible); and

          (d) A list of the names of persons who are currently, or within the past five (5) years were, Access Persons or Investment Persons;

          (e) A record of all written acknowledgements of receipt of the Code of Ethics for each person who is currently, or within the past five (5) years was, subject to the Code;

          (f) Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports;

          (g) All pre-clearance forms shall be maintained for at least five (5) years after the end of the fiscal year in which the approval was granted;

          (h) A record of any decision and supporting reasons for approving the acquisition of securities by Access Persons in limited offerings for at least five years after the end of the fiscal year in which approval was granted;

          (i) Any exceptions reports prepared by Approving Officers or the Compliance Officer;

          (j) A record of persons responsible for reviewing Access Persons' reports currently or during the last five years; and

          (k) A copy of reports provided to a Fund's board of directors regarding the Code.

     For the first two years, the required records shall be maintained in Adviser's New York offices.

     16. Board Approval. The Board of Directors of each Fund client of the Adviser must approve this Code. The Adviser will provide the Fund's Board of Directors with an annual 17j-1 certification describing any issues arising under the Code since the last report, including information about material violations. The report will also include discussion of whether any waivers that might be considered important by the Board were granted during the period. The report will also certify that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     17. Amendments and Modifications. The CCO will periodically review the adequacy of this Code of Ethics and the effectiveness of its implementation and shall make amendments or modifications as necessary. All material amendments and modifications shall be subject to the final approval of the Adviser's Executive Committee.

     18. Form ADV Disclosure. In connection with making amendments to the Code, the CCO will review and update the Code of Ethics disclosure set forth in the Adviser's Schedule F of Form ADV, Part II.

     19. Employee Certification. I have received and read the terms of the above Amended and Restated Code of Ethics. I recognize and understand the responsibilities and obligations incurred by me as a result of my being subject to this Code and I hereby agree to abide by the terms hereof.

                                   Schedule A


John Hancock Classic Value Fund                             June 24, 1997
(f/k/a Pzena Focused Value Fund)



John Hancock Classic Value Fund II                          July 1, 2006



Liberty All-Star Equity Fund                                October 15, 2003



John Hancock Trust Classic Value Trust Series I             May 3, 2004
(f/k/a Manufacturers Investment Trust Classic Value Trust)



American Beacon Funds-- Mid Cap Value Fund                  July 8, 2004
(f/k/a American Aadvantage Fund--Mid Cap Value Fund)



Wilshire Mutual Funds, Inc.--                               December 30, 2004
Large Company Value Fund



MGI Funds                                                   August 12, 2005



Kiewit Investment Fund LLLP                                 August 26, 2005



John Hancock International Classic Value Fund               March 1, 2006

                                   Schedule B


                                    Research

Richard S. Pzena          Managing Principal, CEO, Co-Chief Investment Officer
John P. Goetz             Managing Principal, Co-Chief Investment Officer
A. Rama Krishna, CFA      Managing Principal, Portfolio Manager

Michael D. Peterson       Principal, Director of Research
Antonio DeSpirito         Principal, Portfolio Manager
Lawrence J. Kohn          Principal, Portfolio Manager
Manoj Tandon              Principal, Portfolio Manager
Benjamin Silver, CFA, CPA Principal, Portfolio Manager
Caroline Cai, CFA         Principal, Senior Research Analyst
Allison J. Fisch          Principal, Senior Research Analyst
Spencer Chen, CFA         Principal, Senior Research Analyst
Eli Rabinowich            Research Analyst
TVR Murti                 Research Analyst
Valerie Mignone           Research Analyst
John Flynn                Research Analyst

Lenny Rauner              Investment Manager PAI

Nikki Khurana             Programmer

                           Marketing/Client Services

William L. Lipsey         Managing Principal, Marketing & Client Services

William Connolly, CFA     Principal, Marketing & Client Services Director
Courtney J. Hehre         Principal, Marketing & Client Services Director
Alan Eisenberg            Marketing & Client Services Director
Con Michalakis            Marketing & Client Services Director

Wayne Palladino           Principal, Director of Client & Portfolio Services
V. Michel Hanigan         Director of Client & Portfolio Services
Ken Brown                 Director of Client & Portfolio Services

Diana Diaz                Manager, RFP & Data Services
Sarah L. Bunnell          Marketing Coordinator
Kelleen Kiely             Marketing Coordinator
Rachel Waltz              Marketing Assistant (Temporary)

                           Administration/Operations

Amelia Jones              Managing Principal, Operations & Administration

Keith Geismar             Director, Operations & Administration

Keith Komar               Principal and Director Operations & Technology

Brian Mann                Portfolio Administrator
David Poole               Portfolio Administrator

Lisa Roth                 Principal and Manager Portfolio Accounting & Account Administration
Evan Fire                 Principal and Manager Portfolio Accounting & Account Administration
Camille Palmese           Portfolio Accounting & Administration
Kevin Clegg                        Portfolio Accounting & Administration
Jessica Lewis                      Portfolio Accounting & Administration
Bill Andolfi                       Portfolio Accounting & Administration
Erik Finlay                        Portfolio Accounting & Administration
Nick Padgen                        Portfolio Accounting & Administration
Beau Daum                          Portfolio Accounting & Administration
Paul Helm                          Portfolio Accounting & Administration

James Krebs               Principal, Trader
Nate Armitage             Trading

Alex Wolff                Trading PAI

Marisa Sakaguchi          Director, Human Resources, Office Manager (Part Time)

Elizabeth MacLean       Executive Assistant (to R. Pzena, J. Goetz & R. Krishna)

Amanda Solomon            Administrative Assistant Research (Temporary)

Jennifer Fernholz         Administrative Assistant Marketing & Client Services

Lisa Johnson              Administrative Assistant Marketing & Client Services

Chris Markopoulos **      Receptionist, Administrative Assistant

                               Legal & Compliance

Joan Berger               Principal, General Counsel, Chief Compliance Officer
Michelle Houck            Assistant General Counsel, Compliance Officer
Katherine Kozub-Grier     Legal/Compliance (Consultant)
Jacques Pompy             Compliance Associate
Steven Coffey             Assistant General Counsel (Temporary)
David Carey               Compliance Assistant
Jessica Moseman#          Compliance Assistant (Temporary)
Tricia Luce#              Paralegal (Temporary)
Peter Sivere              Legal Analyst

                                     Finance

Gregory S. Martin, CPA    Director of Finance, Controller
Lauren Barrella           Finance

                              Administration Staff

Edward Strohsahl#         Document Scanning (Temporary)
John Troy#                Document Scanning (Temporary)

                                      Other

Jonathan Katz             Professional Performance Coaching

Michael Cohen             Desk Space Users in partitioned space at 120
                                                     W. 45
Jeff Neuman
Monty Cerf
Anil Gulati


Note: Bolded names indicate individuals are Managing Principles of the firm (Executive Committee members).

** Clerical only; not an access person
#Clerical long term temp deemed to have access

 Updated August 3, 2006

                                  Attachment A

                        PZENA INVESTMENT MANAGEMENT, LLC

                         Listing of Securities Holdings
                                    (Initial)

     I hereby certify that the following is a complete listing of all securities (other than non-affiliated mutual funds and other exempt securities as described in Section 7 of the Code of Ethics) beneficially owned (as defined in Section 4 of the Code of Ethics) by me as of the date hereof.

     NOTE: The term: "securities" includes all stocks, bonds, mutual fund shares, derivatives, private placements, limited partnership interests, etc. Failure to fully disclose all securities will be considered a violation of the Code of Ethics. The information below must be current as of a date no more than 45 days prior to the date the person completing this report became an Access Person.

-------------------- ------------------- ------------------------- -------------
                                         Number of Shares or
Name of Security     Type of Security    Principal Value of Bonds  Year Acquired
-------------------- ------------------- ------------------------- -------------

-------------------- ------------------- ------------------------- -------------

-------------------- ------------------- ------------------------- -------------

-------------------- ------------------- ------------------------- -------------

-------------------- ------------------- ------------------------- -------------

-------------------- ------------------- ------------------------- -------------

-------------------- ------------------- ------------------------- -------------

-------------------- ------------------- ------------------------- -------------

-------------------- ------------------- ------------------------- -------------

-------------------- ------------------- ------------------------- -------------

-------------------- ------------------- ------------------------- -------------

-------------------- ------------------- ------------------------- -------------

-------------------- ------------------- ------------------------- -------------

-------------------- ------------------- ------------------------- -------------

-------------------- ------------------- ------------------------- -------------

-------------------- ------------------- ------------------------- -------------

-------------------- ------------------- ------------------------- -------------

(Use Additional Sheet, if necessary)

                        PZENA INVESTMENT MANAGEMENT, LLC

                         Listing of Securities Holdings
                                    (Initial)

(Continued)

------------------ ------------------------- --------------- ---------------

Name of Financial  Type of Account (e.g.     Name on Account Account Number
Services Firm      brokerage, mutual fund,
                   etc.)
------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

(Use Additional Sheet, if necessary)

|_| As of the date hereof, I hereby certify that I do not beneficially own any securities which require reporting under the Code of Ethics.



Sign Name                                              Date


Print Name

                                  Attachment B

                        PZENA INVESTMENT MANAGEMENT, LLC

                         Listing of Securities Holdings
                                    (Annual)

     I hereby certify that the following is a complete listing of all securities (other than non-affiliated mutual funds and other exempt securities as described in Section 7 of the Code of Ethics) beneficially owned (as defined in Section 4 of the Code of Ethics) by me as of the date hereof.

     NOTE: The term: "securities" includes all stocks, bonds, mutual fund shares, derivatives, private placements, limited partnership interests, etc. Failure to fully disclose all securities will be considered a violation of the Code of Ethics. The information below must be current as of a date no more than 45 days prior to the date the Access Person submits this report.


----------------- ----------------- -------------------------- -------------
                                    Number of Shares or
Name of Security  Type of Security  Principal Value of Bonds   Year Acquired
----------------- ----------------- -------------------------- -------------

----------------- ----------------- -------------------------- -------------

----------------- ----------------- -------------------------- -------------

----------------- ----------------- -------------------------- -------------

----------------- ----------------- -------------------------- -------------

----------------- ----------------- -------------------------- -------------

----------------- ----------------- -------------------------- -------------

----------------- ----------------- -------------------------- -------------

----------------- ----------------- -------------------------- -------------

----------------- ----------------- -------------------------- -------------

----------------- ----------------- -------------------------- -------------

----------------- ----------------- -------------------------- -------------

----------------- ----------------- -------------------------- -------------

----------------- ----------------- -------------------------- -------------

----------------- ----------------- -------------------------- -------------

----------------- ----------------- -------------------------- -------------

----------------- ----------------- -------------------------- -------------

                        PZENA INVESTMENT MANAGEMENT, LLC

                         Listing of Securities Holdings
                                    (Annual)

(Continued)

------------------ ------------------------- --------------- ---------------

Name of Financial  Type of Account (e.g.     Name on Account Account Number
Services Firm      brokerage, mutual fund,
                   etc.)
------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

------------------ ------------------------- --------------- ---------------

(Use Additional Sheet, if necessary)

|_| As of the date hereof, I hereby certify that I do not beneficially own any securities which require reporting under the Code of Ethics.


Sign Name                                                 Date


Print Name

                                  Attachment C

                      Quarterly Holdings/Transaction Report


Date:_____________________________



Memo To:          Chief Compliance Officer


Memo From:        _______________________________
                  (Print Name)

Subject: Personal Securities Transactions for the quarter ended ____________, ________

--------------------------------------------------------------------------------
I acknowledge that I have read, understand and have abided by the Code of Ethics of Pzena Investment Management (the "Code"). In accordance with the Code, I certify the following:

(Check One)

[ ] I do not have any accounts or transactions, which require reporting under the Code for the quarter ended ________, ____.

[ ] You are set up to receive duplicate copies of my monthly/quarterly statements directly from my broker(s) and any transactions I have effected will be reflected in those statements. If you did not receive these statements, please let me know and I will provide copies.

[ ] I have appended copies of my monthly/quarterly statements for the quarter that reflect all transactions effected and I will ensure that future monthly statements are sent directly to you.



----------------------------
Signature

                                  Attachment D

                SECURITIES TRANSACTION PRE-CLEARANCE REQUEST FORM
                        PZENA INVESTMENT MANAGEMENT, LLC

            REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION

     I hereby request permission to effect a transaction in the security indicated below for my own account or other account in which I have a beneficial interest or legal title.

     The approval will be effective only for a transaction completed prior to the close of business on the day of approval. Any transaction, or portion thereof, not so completed will require a new approval.

     Note: A separate form must be used for each security transaction.

       ==================================================================

A.  TRANSACTION INFORMATION

(Check One)

Purchase:________   Sale:_______*   Gift/Donation:_______  Short Sale:______

Buy to Cover Short:_____


Name of Security____________________________    Ticker Symbol _________________



Number of Shares or          Unit Price                       Total Price
Principal Amount

     *If sale, date acquired:____________________ ##Note: All short-term profits realized from the purchase and sale and sale and purchase of securities which are the same (or equivalent) securities purchased or sold by or on behalf of the mutual fund clients and/or other advisory client accounts of PIM within 60 calendar days must be disgorged.

For Option Transactions Only:     Put_____   Call______   Strike Price ______

                                  Expiration Date_______

For Note/Bond Transactions Only:  CUSIP#_________   Maturity Date_______

                                  Coupon Rate________

       ==================================================================

B.  OPPOSITE SIDE TRANSACTIONS

1. The securities transaction for which I am seeking pre-clearance is a so-called "opposite side" trade.

(Check One)
_____ Yes
_____ No (If yes is checked, obtain initials of Richard S. Pzena here _____).

2. My transaction is an opposite side trade because:

   _____ Our model lists the security as a buy or add for clients and I wish to sell

   _____ Our model lists the security as a sell or trim for clients and I wish to buy

   _____  The security is held in a client portfolio and I wish to sell it

   _____  Other -Describe here _________________________________________________
                              (e.g., my transaction involves a short sale of a
                               portfolio position).

3. I am an Investment Person, a person in a Control Relationship with the Adviser or the analyst or trader who is directly responsible for the Security that is the subject of the proposed transaction (Check One) ____ Yes _____ No (If yes is checked, please complete both a and b below):

a. Does your knowledge about the Security and its issuer give you reason to believe that the stock is likely to result in a model change, or a new purchase or sale for any of our client portfolios within the next 5 business days. (Check
One) ______ Yes ______ No

b.  Obtain initials of Lisa Roth here _____).

       ==================================================================

C.   OTHER INFORMATION

1. Is the stock in our large cap or small cap stock universes? (Check One) _____ Yes _____ No (If yes is checked, obtain initials as follows: Tony Despirito (for large cap) ____ Ben Silver (for small cap) _____).

2.   The   total   market   cap  of  the   Security   is   $_____________million
   (source:_______________)

3. The average daily trading volume of the Security for the 5 immediately preceding days is _________ shares.

4. The Security is involved in an initial public offering (IPO) (Check One) _____ Yes _____ No

5. The Security is a private placement? (Check One) _____ Yes _____ No If "yes" is checked, contact the Chief Compliance Officer before placing a trade or proceeding with approval. Copies of offering documents and subscription materials for the Security must be provided to the Chief Compliance Officer for review before approval for trade will be considered.

________________________________________________________________________________

D.  SIGNATURES

I am familiar with and agree to abide by the requirements set forth in the Code of Ethics and particularly with the following (I understand and agree that capitalized terms used herein without definition shall have the same meaning herein as is assigned to them in the Code of Ethics):

1. In the case of a purchase of securities which are the same (or equivalent) securities purchased or sold by or on behalf of the Funds and/or other advisory accounts of the Adviser, I agree that I will not sell the security for a minimum of sixty days from the date of the purchase transaction.

2. I am aware that except in limited circumstances, it shall be a violation of the Code of Ethics if the Funds and or other advisory clients of the Adviser buy or sell the same security within five (5) days preceding or subsequent to my transaction.

Date_________________             Your Signature:  _____________________________

                                                   Print Name:__________________


PERMISSION:     Granted _______   Denied  _______


Date:___________________       Signature:_________________   Approving Officer**

                                         Print Name:____________________________


Date:__________________  Signature:_________________ Chief Compliance Officer#@

                         Print Name:______________________________

   ** Must be Approved by Rich Pzena if transaction is an opposite side trade,
                     i.e., Question B.1. is answered "yes."

 #@ Required only if transaction is a private placement, i.e., Question B.6. is answered "yes"
--------------------------------------------------------------------------------

IMPORTANT REMINDER: ADVISE YOUR BROKER TO SUPPLY DUPLICATE COPIES OF CONFIRMATIONS OF ALL PERSONAL SECURITIES TRANSACTIONS AND DUPLICATE MONTHLY STATEMENTS FOR ALL PERSONAL SECURITIES ACCOUNTS TO: PZENA INVESTMENT MANAGEMENT, LLC, ATTN: CHIEF COMPLIANCE OFFICER, 120 WEST 45th Street, 34TH FLOOR, NEW YORK, NY 10036.

Checked for Completeness:   ______________________________   Date:______________
                            Chief Compliance Officer

Date Stamp and Trader Initials Required (except for private placements): _______

                                  Attachment E

                             Employee Certification



I have received and read the terms of the Third Amended and Restated Code of Ethics, and the Amended and Restated Insider Trading Policy effective July 1, 2004. I understand and recognize the responsibilities and obligations incurred by me as a result of my being subject to this Code of Ethics and Insider Trading Policy. I hereby certify that I have complied with each in all respects during the preceding year and I agree to continue to abide by both, as amended.







                                  ________________________________________
                                  Print Name



                                  _________________________________________
                                  Signature


                                  _________________________________________
                                  Date